UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On December 19, 2018, Tile Shop Holdings, Inc. (the “Company”) appointed Cabell Lolmaugh, age 40, as the Company’s President and Chief Executive Officer, effective as of January 1, 2019.

Mr. Lolmaugh joined the Company in 2001 and served in various roles until 2014, when he was asked to lead the Company’s pro customer strategy. In 2016, Mr. Lolmaugh became the Company’s first Director of Talent Development, and in 2017, he was promoted to Vice President of Retail Stores West. In February 2018, Mr. Lolmaugh was appointed Senior Vice President and Chief Operating Officer. Mr. Lolmaugh was not appointed pursuant to any arrangement or understanding with any person, and Mr. Lolmaugh does not have any family relationships with any directors or executive officers of the Company. Neither Mr. Lolmaugh nor any member of his immediate family has been a party to any transaction with the Company during the Company’s prior fiscal year or current fiscal year, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

The terms of Mr. Lolmaugh’s employment with the Company are set forth in his employment agreement, dated February 19, 2018, which was most recently described in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders. In connection with Mr. Lolmaugh’s appointment as Chief Executive Officer, his annual base salary will increase from $250,000 to $350,000. Other than the change to Mr. Lolmaugh’s base salary, the other terms of his employment agreement remain the same, including having a target cash incentive bonus of 50% of his base salary and participation in the annual equity compensation plan.

In connection with Mr. Lolmaugh’s appointment as Chief Executive Officer, Robert Rucker, the Company’s current interim Chief Executive Officer, will step down. Mr. Rucker will remain a member of the Company’s Board of Directors and will serve as a consultant to the Company during 2019. Mr. Rucker will receive a consulting fee of $50,000 for his services during 2019, in addition to the standard non-employee director compensation.

Item 8.01	Other Events

On December 20, 2018, the Company issued a press release announcing the promotion of Mr. Lolmaugh to the position of the Company’s Chief Executive Officer. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Tile Shop Holdings, Inc., dated December 20, 2018.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Kirk L. Geadelmann
Date: December 20, 2018	Name: Kirk L. Geadelmann
Title: Chief Financial Officer